January 25, 2011

CONFIDENTIAL

22nd Century Group, Inc.
11923 SW 37 Terrace
Miami, FL 33175
Attn.: Mr. David Rector, CEO

Dear Mr. Rector:

Rodman & Renshaw, LLC (“Rodman”), a Delaware limited liability company, is pleased to act as the exclusive financial advisor to 22nd Century Group, Inc., a Nevada corporation (the “Company”) with respect to the matters set forth herein.  This letter agreement (the “Agreement”) sets forth the terms of our engagement.

1.           Services.  During the Term (as defined below), Rodman shall provide the Company with financial advisory and consulting services from time to time as requested by the Company.  In such capacity, Rodman shall advise the Company with respect to financial matters relating to the Company’s capital structure and financing needs.  Rodman shall not be required to render services in excess of 10 hours per calendar month.  All such services may be rendered telephonically

2.           Term.  Rodman’s obligation to provide the services described in Section 1 shall commence on the date that the Company consummates the merger contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of January 25, 2011, by and among the Company, 22nd Century Acquisition Subsidiary, LLC, a wholly-owned subsidiary of the Company, and 22nd Century Limited, LLC (the “Merger”) and shall continue for a period of one year.  Notwithstanding anything to the contrary contained herein, the provisions concerning indemnification, contribution and the Company’s obligations to pay fees and reimburse expenses contained herein will survive any expiration or termination of this Agreement.

3.           Fees.  In consideration for the services to be provided by Rodman hereunder, immediately upon consummation of the Merger, the Company shall issue to Rodman a warrant, substantially in the form annexed hereto as Exhibit A (the “Warrant Shares”), entitling Rodman to purchase 500,000 shares (the “Warrant”) of the common stock, par value $0.00001 per share, of the Company, at an exercise price of $1.50 per share at any time during the five-year period beginning on the date the Merger is consummated. The terms of the warrant shall include, among other provisions, anti-dilution protection in the event of stock dividends and combinations, stock splits, stock issuances for consideration less than the exercise price (subject to carve outs for stock issuances pursuant to equity incentive plans approved by the Company’s board of directors and ratified by shareholders), reorganizations, mergers and consolidations, a “cashless” or “net exercise” provision and “piggyback” registration rights with respect to the Warrant Shares (including any shares issued as a result of the anti-dilution provisions of the Warrant.)

4.           Expenses.  In addition to the Warrant, whether or not a transaction is consummated, the Company hereby agrees to reimburse Rodman for all reasonable travel and other out-of-pocket expenses incurred in connection with Rodman’s engagement pursuant hereto, including the reasonable fees and expenses of Rodman’s counsel; provided, however, any single expense or group of related expenses, in excess of $5,000 shall require the prior written approval of the Company’s chief executive officer or chief financial officer, which approval shall be binding on the Company.   Nothing contained in this Section 4 shall be construed as limiting or impairing Rodman’s right to indemnification and contribution under Section 7 hereof in any way.

Rodman & Renshaw, LLC  1251 Avenue of the Americas, 20th Floor, New York, NY 10020
Tel: 212 356 0500  Fax: 212 581 5690  www.rodm.com  Member: FINRA, SIPC

5.           Right of First Refusal.  If at any time during the two-year period following the date on which the Merger is consummated, the Company or any of its affiliates, as defined in Rule 144 promulgated under the Securities Act of 1933, as amended, (“Affiliates”) (i) disposes of or acquires business units (whether in a transaction involving the purchase and sale of stock or assets) or acquires any of its outstanding securities or make any exchange or tender offer or enters into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction; (ii) decides to issue (including by way of refinance) any indebtedness for borrowed money using a financial manager or agent, or (ii) determines to raise capital by means of a public offering or a private placement of debt or equity securities using an underwriter or a placement agent, then in each such instance Rodman (or any Affiliate designated by Rodman) shall have the first preferential right to act as the lead advisor, lead manager, lead agent, managing underwriter, lead book runner or lead placement agent with respect to such transaction on ordinary and customary terms to be agreed upon by the parties.  In the event the Company decides to pursue any of the transactions described in clauses (i), (ii)or (iii) of the first sentence if this Section 5, it shall provide written notice of such desire or intent, which notice shall specify the material terms of such transaction, including the nature of the proposed transaction and the expected size of the transaction.  Rodman shall have twenty (20) business days from its receipt of such notice to inform the Company that it is exercising its preferential right of first refusal as specified in this Section 5.  If Rodman decides to accept such engagement, the agreement governing such engagement shall contain, among other things, provisions for customary fees and other compensation for transactions of similar size and terms and shall also contain provisions for indemnification and contribution.  If Rodman and the Company are unable to reach agreement on such ordinary and customary terms, and the Company proposes to pursue any such transaction using a financial advisor, lead manager, lead placement agent, lead agent or managing underwriter other than Rodman, the Company shall first provide Rodman, in writing, with the proposed terms of any bona fide arms-length negotiated terms of such engagement (the “Notice”).  If, within twenty (20) business days of the receipt the Notice, Rodman does not accept, in writing, the engagement to which the Notice pertains pursuant to terms no less favorable to the Company than those set forth in the Notice, then the Company shall be free to negotiate and enter into an engagement with any third-party financial advisor, lead manager, lead placement agent, lead agent or managing underwriter with regard to the transactions to which the Notice pertains.  Rodman’s failure to exercise the rights set forth in this Section 5 with regard to any particular transaction contemplated hereby shall not affect Rodman’s rights as set forth in this Section 5 with regard to any subsequent transaction within the period contemplated by this Section 5.

6.           Use of Information.  The Company will furnish Rodman such written information as Rodman reasonably requests in connection with the performance of its services hereunder.  The Company understands, acknowledges and agrees that, in performing its services hereunder, Rodman will use and rely entirely upon such information as well as publicly available information regarding the Company and that Rodman does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company, including, without limitation, any financial information, forecasts or projections considered by Rodman in connection with the provision of its services.

7.          Publicity.  In the event of the consummation or public announcement of any transaction hereunder, Rodman shall have the right (i) to approve the text of any such announcement and (ii) to disclose its participation in such transaction, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals.

8.           Securities Matters.  The Company shall be responsible for any and all compliance with the securities laws applicable to it, other than those applicable to Rodman in its capacity as a financial advisor hereunder. Rodman agrees to cooperate with counsel to the Company in that regard.

9.           Indemnity.

(a)         In connection with the Company’s engagement of Rodman as its financial advisor, the Company hereby agrees to indemnify and hold harmless Rodman and its Affiliates, and the respective controlling persons, directors, officers, shareholders, members, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them, including the reasonable fees and expenses of counsel, as incurred, (collectively a “Claim”), (i) which are related to or arise out of (a) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (b) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Rodman, or (ii) otherwise relate to or arise out of Rodman’s activities on the Company’s behalf under Rodman’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, as incurred, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.  The Company will not, however, be responsible for any Claim, which is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim.  The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Rodman except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

(b)         The Company further agrees that it will not, without the prior written consent of Rodman, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

(c)         Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses.  If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to both the Company and such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that such legal counsel reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and such legal counsel reasonably concludes in writing that there may be legal defenses available to such Indemnified Person or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel.  Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof.  In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

(d)         The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Rodman is the Indemnified Person), the Company and Rodman shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Rodman on the other, in connection with Rodman’s engagement referred to above, subject to the limitation that in no event shall the amount of Rodman’s contribution to such Claim exceed the amount of fees actually received by Rodman from the Company pursuant to Rodman’s engagement.  The Company hereby agrees that the relative benefits to the Company, on the one hand, and Rodman on the other, with respect to Rodman’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to any transaction (whether or not consummated) for which Rodman is engaged to render services bears to (b) the fee paid or proposed to be paid to Rodman in connection with such engagement.

(e)         The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

10.         Limitation of Engagement to the Company.  The Company acknowledges that Rodman has been retained only by the Company, that Rodman is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Rodman is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Rodman or any of its Affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents.  Unless otherwise expressly agreed in writing by Rodman, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Rodman, and no one other than the Company is intended to be a beneficiary of this Agreement.  The Company acknowledges that any recommendation or advice, written or oral, given by Rodman to the Company in connection with Rodman’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible transaction, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose.  Rodman shall not have the authority to make any commitment binding on the Company.  The Company, in its sole discretion, shall have the right to reject any transaction introduced to it by Rodman.

11.         Limitation of Rodman’s Liability to the Company.  Rodman and the Company further agree that neither Rodman nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Rodman and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Rodman.

12.         Governing Law; Costs.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.  Any disputes which arise under this Agreement will be heard only in the state or federal courts located in the City of New York, State of New York.  The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York.  The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.  In the event of the bringing of any action, proceeding or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees.  Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Rodman and the Company.

13.         Notices.  All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to Rodman, to Rodman & Renshaw, LLC, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020, fax number (646) 841-1640, Attention: General Counsel, and if sent to the Company, to 8201 Main Street, Suite 6, Williamsville, New York 14221, fax number (716) 877-3064, Attention: Joseph Pandolfino, with a copy to Foley & Lardner LLP, 3000 K Street N.W., Suite 600, Washington, D.C. 20007, Attention: Thomas L. James, Esq.  Notices sent by certified mail shall be deemed received three business days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

14.        Miscellaneous.  This Agreement shall not be modified or amended except in writing signed by Rodman and the Company.  This Agreement shall be binding upon and inure to the benefit of Rodman and the Company and their respective assigns, successors, and legal representatives.  This Agreement constitutes the entire agreement of Rodman and the Company, and supersedes any prior agreements, with respect to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect.  This Agreement may be executed in counterparts (including facsimile and .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In acknowledgment that the foregoing correctly sets forth the understanding reached by Rodman and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding agreement as of the date indicated above.

Very truly yours,

RODMAN & RENSHAW, LLC

By:	/s/ John Borer
Name: John Borer
Title: Senior Managing Director

Accepted and Agreed to as of
the date first written above:

22ND CENTURY GROUP, INC.

By:	/s/ David Rector
Name: David Rector
Title: Chief Executive Officer